                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                           LIGHTBRIDGE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                                             NOT APPLICABLE
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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

                                     [LOGO]

                               LIGHTBRIDGE, INC.
                            67 SOUTH BEDFORD STREET
                        BURLINGTON, MASSACHUSETTS 01803

    NOTICE OF SPECIAL MEETING IN LIEU OF 2001 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

    We invite you to attend our Special Meeting in Lieu of 2001 Annual Meeting of Stockholders, which is being held as follows:

DATE:      Tuesday, May 29, 2001

TIME:      10:00 a.m.

LOCATION:  Foley Hoag
           One Post Office Square
           Sixteenth Floor
           Boston, Massachusetts 02109

    At the Meeting, we will ask you and our other stockholders to:

    - elect two directors, each for a three-year term;

    - approve an increase in the number of shares of common stock issuable under our 1996 Employee Stock Purchase Plan; and

    - consider any other business properly presented at the meeting.

    You may vote on these matters in person or by proxy. Whether you plan to attend the meeting or not, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on April 23, 2001 may vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ Alexander H. Pyle

                                          Alexander H. Pyle
                                          SECRETARY

April 30, 2001

                                PROXY STATEMENT
                                    FOR THE
                               LIGHTBRIDGE, INC.
                           SPECIAL MEETING IN LIEU OF
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
                    INFORMATION ABOUT THE MEETING
The Meeting.................................................      2
This Proxy Solicitation.....................................      2
How to Vote.................................................      2
Shares Held by Brokers or Nominees..........................      3
Quorum Required to Transact Business........................      3

                PROPOSAL 1: ELECTION OF TWO DIRECTORS
Nominees for Election.......................................      4
Background Information About Directors Continuing in
  Office....................................................      5
Meetings and Committees of the Board of Directors...........      5
Audit Committee Report......................................      6
The Compensation Committee..................................      7
Compensation Committee Interlocks and Insider
  Participation.............................................      7
Compensation of Directors...................................      7

      PROPOSAL 2: AMENDMENT OF 1996 EMPLOYEE STOCK PURCHASE PLAN
Description of the 1996 Employee Stock Purchase Plan........      8
New Plan Benefits...........................................      9
Future Amendments to the Stock Purchase Plan................      9
Federal Income Tax Information With Respect to the Stock
  Purchase Plan.............................................      9

                 INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information About Executive Officers.............     11
Compensation of Executive Officers..........................     12
Report of the Compensation Committee on Executive
  Compensation for 2000.....................................     14
Related Party Transactions..................................     16

       INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and
  Greater-than-5% Stockholders..............................     17
Section 16(a) Beneficial Ownership Reporting Compliance.....     18
Performance Graph...........................................     19

                      INFORMATION ABOUT AUDITORS
Audit Fees..................................................     19
Financial Information Systems Design and Implementation
  Fees......................................................     20
All Other Fees..............................................     20

                            OTHER MATTERS
Other Business..............................................     20
Stockholder Proposals for 2002 Annual Meeting...............     20

                              APPENDIX A
Lightbridge, Inc. Audit Committee Charter...................    A-1

                         INFORMATION ABOUT THE MEETING

THE MEETING

    Lightbridge, Inc.'s Special Meeting in Lieu of 2001 Annual Meeting of Stockholders will be held on Tuesday, May 29, 2001 at the offices of Foley Hoag, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109. At the meeting, stockholders who are present or represented by proxy will have the opportunity to vote on the following matters:

    - The election of two Class II directors, each for a three-year term;

    - A proposal to increase the number of shares of common stock issuable under our 1996 Employee Stock Purchase Plan from 200,000 to 400,000; and

    - Any other business properly presented at the meeting.

THIS PROXY SOLICITATION

    We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

    - THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

    - THE PROXY CARD is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

    We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. At present, we do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

    We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 30, 2001. In this mailing, we are including a copy of our 2000 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2000 (excluding exhibits), as filed with the Securities and Exchange Commission.

HOW TO VOTE

    You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 23, 2001.

    You may vote your shares at the meeting in person or by proxy.

    - TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

    - TO VOTE BY PROXY, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the election of nominated directors and FOR the amendment of our 1996 Stock Purchase Plan. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.

    If you vote by proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

    - send written notice to Alexander H. Pyle, our Secretary, at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

    - vote again by proxy on later date; or

    - attend the meeting, notify our Secretary that you are present, and then vote in person.

SHARES HELD BY BROKERS OR NOMINEES

    If a broker or nominee holds shares of our common stock for you in its name, then this proxy statement may be forwarded to you with a voting instruction card, which allows you to instruct the record holder how to vote your shares on the proposals described herein. To vote by proxy, you should follow the directions provided with the voting instruction card. If your shares are held by a broker and you do not provide timely voting instructions, the broker may have discretionary authority to vote your shares on matters which are considered routine. For non-routine matters, if you do not provide instructions, the broker will not vote your shares, which results in a "broker non-vote." To vote your shares in person, you must obtain a properly executed legal proxy from the record holder of the shares which identifies you as a Lightbridge stockholder and authorizes you to act on behalf of the record holder with respect to a specified number of shares.

QUORUM REQUIRED TO TRANSACT BUSINESS

    At the close of business on March 29, 2001, 27,643,934 shares of common stock were outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.

                     PROPOSAL 1: ELECTION OF TWO DIRECTORS

    The first proposal on the agenda for the meeting is the election of two people, each to serve as a Class II director for a three-year term beginning at the meeting and ending at our 2004 Annual Meeting of Stockholders. Our Board of Directors currently has five members and is divided into three classes, two of which have two members and one of which has one member. Members of each class of directors serve for three-year terms. We stagger these terms so that the term of only one class expires each year.

NOMINEES FOR ELECTION

    Our Board of Directors has nominated each of Rachelle B. Chong and Andrew G. Mills for re-election as a Class II Director. Brief biographies of Ms. Chong and Mr. Mills, as of April 23, 2001, follow. You will find information about both nominees' holdings of common stock on page 17.

RACHELLE B. CHONG............................  Ms. Chong has served as one of our directors
  CLASS II DIRECTOR                            since February 2001. She joined our board
                                               under the terms of our merger agreement with
                                               Corsair Communications, Inc. Ms. Chong had
                                               served as director of Corsair since December
                                               1998. Since January 2000, she has been
                                               employed as General Counsel and Vice
                                               President, Government Affairs by BroadBand
                                               Office, Inc., a global provider of
                                               communications, Internet and e-business
                                               solutions. From January 1996 to November
                                               1997, Ms. Chong was a Commissioner of the
                                               Federal Communications Commission and from
                                               May 1994 to December 1995, she was a key
                                               decision maker at the FCC. Prior to May 1994,
                                               Ms. Chong was a partner at the law firms
                                               Coudert Brothers and Graham & James, where
                                               she practiced exclusively in the area of
                                               telecommunications. Ms. Chong is 41 years
                                               old.

ANDREW G. MILLS..............................  Mr. Mills has served as one of our directors
  CLASS II DIRECTOR                            since May 2000. Since January 1999, Mr. Mills
                                               has been Chairman of Intego Solutions, a
                                               company that seeks opportunities for buyouts
                                               and major recapitalizations in the business
                                               to business information services sector. From
                                               January 1996 to December 1998, Mr. Mills was
                                               President and Chief Executive Officer of
                                               Thomson Financial and Professional Publishing
                                               Group, a provider of financial, legal,
                                               regulatory and human resource information
                                               products and work solutions. From 1990 to
                                               December 1995, Mr. Mills was President of
                                               Thompson Financial Services, a provider of
                                               investment research. Mr. Mills is 48 years
                                               old.

    If for any reason Ms. Chong or Mr. Mills becomes unavailable for election, the persons designated in the proxy card may vote the proxy for the election of a substitute. Ms. Chong and Mr. Mills have each consented to serve as directors if elected, and we currently have no reason to believe that either of them will be unable to serve.

    The two nominees receiving the greatest number of votes cast will be elected as Class II directors. We will not count votes withheld or broker non-votes when we tabulate votes cast for the election of a director.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MS. CHONG AND MR. MILLS AS CLASS II DIRECTORS.

BACKGROUND INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

    The Class I and Class III directors will continue in office following the meeting, and their terms will expire in 2002 (Class III) and 2003 (Class I). Brief biographies of these directors, as of April 23, 2001, follow. You will find information about their holdings of common stock on page 17.

TORRENCE C. HARDER............  One of our founders, Mr. Harder has served as a director of
  CLASS III DIRECTOR            Lightbridge since June 1989. Mr. Harder has been the
                                President and a director of Harder Management Company, a
                                registered investment advisory firm, since its establishment in 1971. He has also been the President and a director of
                                Entrepreneurial Ventures, Inc., a venture capital investment firm, since 1987 and currently serves as a director of
                                MicroFinancial, Inc., a microticket leasing firm. Mr. Harder is 57 years old.

THOMAS C. MEYER...............  Mr. Meyer has been the President, Chief Operating Officer
  CLASS I DIRECTOR              and a director at Lightbridge since February 2001. He joined our board under the terms of our merger agreement with
                                Corsair Communications, Inc. Mr. Meyer had served as
                                Chairman of the Board of Corsair since March 2000, as a
                                Director and as Chief Executive Officer of Corsair since
                                June 1999 and as President of Corsair since February 1999.
                                Mr. Meyer previously served as Chief Operating Officer of
                                Corsair from February 1999 to June 1999 and as Vice
                                President, Operations of Corsair from April 1996 to February
                                1999. Before joining Corsair, Mr. Meyer was Senior Vice
                                President of Operations at Blyth Software Inc., a software development company, from April 1994 to March 1996. Mr.
                                Meyer is 44 years old.

PAMELA D.A. REEVE.............  Ms. Reeve has been our Chief Executive Officer since
  CLASS III DIRECTOR            September 1993 and one of our directors since November 1989.
                                From November 1989 to February 2001, Ms. Reeve also served as our President, and from November 1989 to September 1993, she served as our Chief Operating Officer. Prior to joining us, Ms. Reeve was employed by The Boston Consulting Group.
                                She currently serves as a director of WebLink Wireless,
                                Inc., a provider of wireless messaging services, and Natural
                                MicroSystems Corp., a provider of hardware and software
                                technology for developers of high-value telecommunications solutions. Ms. Reeve is 51 years old.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors held 15 meetings and acted by unanimous written consent 8 times during the year ended December 31, 2000. All of our directors attended at least 75% of the meetings of the Board of Directors and committees of the board on which they served in 2000.

    Our Board of Directors has appointed an Audit Committee and a Compensation Committee. The board does not have a Nominating Committee.

AUDIT COMMITTEE REPORT

    THE FOLLOWING IS A REPORT OF THE AUDIT COMMITTEE DESCRIBING THE POLICIES AND PROCEDURES THAT IT EMPLOYED IN REVIEWING LIGHTBRIDGE'S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000 AND RELATED MATTERS. DURING THE YEAR ENDED DECEMBER 31, 2000, THE AUDIT COMMITTEE CONSISTED OF DEBORA J. WILSON AND D. QUINN MILLS, BOTH OF WHOM CEASED TO SERVE ON THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE ON FEBRUARY 7, 2001, AFTER WE COMPLETED OUR MERGER WITH CORSAIR. THIS REPORT IS SUBMITTED BY THE CURRENT MEMBERS OF THE AUDIT COMMITTEE, RACHELLE
B. CHONG AND ANDREW G. MILLS, WHO WERE ELECTED ON FEBRUARY 16, 2001 AND
MARCH 23, 2001 RESPECTIVELY. EACH MEMBER OF THE AUDIT COMMITTEE DURING 2000 WAS, AND EACH CURRENT MEMBER IS, INDEPENDENT AS DEFINED BY THE NASDAQ STOCK MARKET'S LISTING STANDARDS.

    In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, Lightbridge's internal controls and the audit process. The Audit Committee charter adopted by the Board of Directors is set forth in Appendix A to this Proxy Statement. The Audit Committee met 5 times during the year ended
December 31, 2000.

    Management is responsible for the internal controls and preparation of Lightbridge's financial statements. Lightbridge's independent auditors, Deloitte & Touche LLP, are responsible for performing an audit of its consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent auditors regarding Lightbridge's internal controls, financial reporting practices and audit process.

    The Audit Committee has reviewed and discussed Lightbridge's audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and the independent auditors. As part of this review, the Audit Committee discussed with Deloitte & Touche the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees."

    The Audit Committee has received from Deloitte & Touche a written statement describing all relationships between that firm and Lightbridge that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors' provision of non-audit services to Lightbridge is compatible with maintaining the auditors' independence.

    Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Lightbridge's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Rachelle B. Chong
                                          Andrew G. Mills

THE COMPENSATION COMMITTEE

    The Compensation Committee met once during the year ended December 31, 2000 and acted by written consent 14 times. The Compensation Committee provides recommendations concerning salaries and incentive compensation for our employees and consultants. In addition, the Compensation Committee administers our compensation programs, including our 1990 Incentive and Nonqualified Stock Option Plan, 1996 Incentive and Non-Qualified Stock Option Plan, 1996 Employee Stock Purchase Plan and 1998 Non-Statutory Stock Option Plan. The Compensation Committee also performs other duties that our Board of Directors periodically assigns to it. The Compensation Committee currently consists of Rachelle B. Chong and Torrence C. Harder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 2000, the Compensation Committee consisted of Torrence C. Harder and Debora J. Wilson, neither of whom has ever been one of our employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

    Directors who are not our employees receive $1,000 for each Board meeting they attend and $500 for each meeting they attend of a committee of the Board on which they serve.

    Directors who are not our employees also receive stock option grants under our 1998 Non-Statutory Stock Option Plan. Upon election to the Board of Directors, each non-employee director automatically receives an option to purchase 20,000 shares of common stock, which vests in three equal annual installments. In addition, immediately following each annual meeting of stockholders (or special meeting in lieu thereof), each non-employee director re-elected to or remaining on the Board is automatically granted a fully vested option to purchase 4,000 shares of common stock, PROVIDED that:

    - any prior automatic grants held by the director have fully vested; or

    - at least two annual meetings of stockholders (or special meetings in lieu thereof) have elapsed between any prior automatic grant made to the director and the meeting upon which the subsequent automatic grant would occur.

The exercise price per share of each automatic option grant is equal to the closing price of our common stock on the date of such grant, as reported by the Nasdaq National Market. In accordance with the foregoing provisions, during the year ended December 31, 2000, Torrence C. Harder and D. Quinn Mills each received an option to purchase 4,000 shares of common stock at a price of $17.13 per share and Andrew G. Mills received an option to purchase 20,000 shares of common stock at a price of $21.69 per share. Directors who are our employees are not entitled to receive any separate compensation for serving as directors.

           PROPOSAL 2: AMENDMENT OF 1996 EMPLOYEE STOCK PURCHASE PLAN

    On March 16, 2001, the Board of Directors amended our 1996 Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan from 200,000 to 400,000, subject to adjustments in event of stock splits, stock dividends, recapitalizations and the like. The Board of Directors is submitting this amendment to the Stock Purchase Plan to our stockholders for approval. If our stockholders do not approve this amendment, the total number of shares that may be purchased under the plan will remain at 200,000.

    The purpose of the Stock Purchase Plan is to provide a method whereby employees of Lightbridge will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in Lightbridge through the purchase of shares of common stock. The Board of Directors believes that providing employees with a direct stake in our welfare assures a closer identification of the interests of participants in the Stock Purchase Plan with those of our stockholders, thereby stimulating the participants' efforts on our behalf and strengthening their desire to remain with us.

    In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will count abstentions but not broker non-votes when we tabulate votes cast, and, as a result, an abstention with respect to this proposal will have the same effect as a vote against the proposal.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    Our Board of Directors adopted the Stock Purchase Plan in June 1996. The right to purchase common stock under the Stock Purchase Plan is made available by a series of six-month offerings to eligible employees. The Stock Purchase Plan is administered by the Compensation Committee, which determines the applicable commencement date and termination date of each offering.

    All of our employees are eligible to participate in the Stock Purchase Plan on the first offering commencement date following the commencement of employment if

    - the employee has completed 20 days of continuous service with us;

    - immediately after the grant of an option to participate, the employee would not own stock, including outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any parent or subsidiary company;

    - the grant of an option to participate in the Stock Purchase Plan would not cause the employee's rights to purchase stock under all of our employee stock purchase plans and the stock purchase plans of any parent or subsidiary company to exceed $25,000 in fair market value (determined at the time the option is granted) for each calendar year in which the option is outstanding; and

    - the employee is not one of our officers who is a "highly compensated employee" as defined in section 414(9) of the Internal Revenue Code.

Participation in the Stock Purchase Plan is voluntary and participation in any one or more of the offerings under the Stock Purchase Plan neither limits nor requires participation in any other offering.

    At the time an employee elects to participate in an offering period, the employee selects a rate of payroll deductions that will apply during the offering period. Payroll deductions may be at any integral rate up to 6% of the participant's base pay on the offering commencement date. All payroll deductions made for a participant are credited to the participant's account under the Stock Purchase Plan. No separate cash payments may be made into the account by the participant. No interest is paid or allowed on any money paid into the Stock Purchase Plan or credited to the account of any participant. An employee may terminate participation in the Stock Purchase Plan at any time, but, during the offering, the participant may not change the percentage of compensation being deducted.

    On an offering commencement date, each participating employee is deemed to have been granted an option to purchase a maximum number of shares of our common stock equal to two times the portion of the participant's base pay during the offering period that the participant has elected to have withheld, divided by 85% of the closing price per share of our common stock on the offering commencement date. The per share purchase price of the common stock purchased under the Stock

Purchase Plan is equal to 85% of the lower of the closing price per share of our common stock on the offering commencement date or the closing price per share of our common stock on the offering termination date.

    Unless a participant gives written notice of withdrawal from an offering, the participant's option is exercised automatically on the offering termination date. The number of full shares of common stock purchased upon exercise of the option is equal to the accumulated payroll deductions in the participant's account at that time divided by the applicable option price (but may not exceed the number of shares subject to the option granted to the participant on the offering commencement date). Any excess in a participant's account (other than amounts relating to fractional shares) is automatically returned to the participant. Fractional shares are not issued under the Stock Purchase Plan and any accumulated payroll deductions which would have been used to purchase fractional shares are automatically carried forward to the next offering unless the participant chooses to have the excess funds returned.

    An employee's participation under the Stock Purchase Plan terminates if the employee voluntarily withdraws from the Plan or ceases to be an employee prior to the offering termination date, except that if an employee's employment terminates due to death, the employee's beneficiary has the right to withdraw all of the payroll deductions or to exercise the option.

    We intend to file, as soon as practicable, a registration statement covering the additional 200,000 shares of common stock that will be issuable under the Stock Purchase Plan if the increase is approved by our stockholders. Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933, the shares of common stock issued under the Stock Purchase Plan will be freely tradable in the public market if they are issued while a registration statement is effective.

NEW PLAN BENEFITS

    We are unable to determine the dollar value and number of options or amounts that will be received by or allocated to any our executive officers, our current executive officers as a group, our current directors who are not executive officers as a group, or our employees who are not executive officers as a group as a result of the increase in the number of shares subject to purchase under the Stock Purchase Plan. If the proposed amendment had been in effect during 2000, it would not have affected the number of options received by or allocated to participants in that year.

FUTURE AMENDMENTS TO THE STOCK PURCHASE PLAN

    Our Board of Directors may, in its discretion, at any time, terminate or amend the Stock Purchase Plan, except that no such termination may affect options previously granted, nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the plan.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE STOCK PURCHASE PLAN

    If an employee acquires shares of common stock pursuant to the Stock Purchase Plan and does not dispose of them within two years after the commencement of the applicable offering period, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition is treated, for federal income tax purposes, as long-term capital gain, except for a portion that is taxable as ordinary income. The portion taxable as ordinary income is equal to the lesser of

    - the excess of the fair market value of the shares on the date of disposition over the amount paid for the shares; or

    - the excess of the fair market value of the shares on the offering commencement date over the amount paid for the shares.

In this situation, Lightbridge does not receive a corresponding tax deduction. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a capital loss measured by the difference between the purchase price and the selling price.

    If the employee disposes of shares acquired pursuant to the Stock Purchase Plan within two years after the applicable offering commencement date, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase is taxable to the participant as ordinary income in the year of disposition. In this event, we may deduct from our gross taxable income an amount equal to the amount treated as ordinary income to the employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares is taxable as long-term capital gain if the shares were held for more than 12 months and short-term capital gain if the shares were held for 12 months or less. If the participant disposes of any shares within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the participant realizes the same amount of ordinary income (that is, the difference between the purchase price and the fair market value of the shares at the time of purchase), and the participant recognizes a capital loss equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

    If a participating employee dies while owning shares acquired under the Stock Purchase Plan, ordinary income may be reportable on the employee's final income tax return.

    The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

    Brief biographies of our executive officers follow. The ages of the executive officers are given as of April 23, 2001. You will find information about their holdings of common stock on page 17.

Pamela D.A. Reeve.............  You will find background information about Ms. Reeve on
  CHIEF EXECUTIVE OFFICER       page 5.

Thomas C. Meyer...............  You will find background information about Mr. Meyer on
  CHIEF OPERATING OFFICER AND   page 5.
  PRESIDENT

Harlan B. Plumley.............  Mr. Plumley has served as our Vice President, Finance and
  VICE PRESIDENT, FINANCE AND   Administration, Chief Financial Officer and Treasurer since
  ADMINISTRATION, CHIEF         June 2000. From 1997 to May 2000, Mr. Plumley held various
  FINANCIAL OFFICER AND         management positions, including that of Chief Financial
  TREASURER                     Officer and Vice President of Finance, at Marcam Solutions,
                                an international software and services business. From 1981 to 1997, Mr. Plumley held various management positions at
                                Digital Equipment Corporation, a computer company.
                                Mr. Plumley is 49 years old.

Brian P. Connolly.............  Mr. Connolly has been our Senior Vice President, Sales since
  SENIOR VICE PRESIDENT, SALES  May 1998 and was our Senior Vice President, Marketing from
                                May 1998 to February 2001. Prior to joining us,
                                Mr. Connolly was employed by Computer Sciences Corporation's
                                Intellicom Division, most recently as its as Vice President and Chief Operating Officer. Mr. Connolly is 51 years old.

Michael A. Perfit.............  Mr. Perfit, one of our founders, has served as our Senior
  SENIOR VICE PRESIDENT OF      Vice President of Technology since June 1991. From June 1989
  TECHNOLOGY                    to May 1991, Mr. Perfit served as our Vice President of
                                Engineering. Prior to joining us, Mr. Perfit was Vice
                                President of Appex, Inc. and held engineering and technical support positions at Interactive Management Systems.
                                Mr. Perfit is 45 years old.

Richard H. Antell.............  Mr. Antell has served as our Vice President, Software
  VICE PRESIDENT, SOFTWARE      Development since February 1996. From June 1991 to January
  DEVELOPMENT                   1996, Mr. Antell was our Vice President of Engineering.
                                Prior to joining us, Mr. Antell served as Vice President of
                                Application Development of Applied Expert Systems, Inc. and
                                Project Leader of Index Systems, Inc. Mr. Antell is
                                53 years old.

Eugene J. DiDonato............  Mr. DiDonato has served as our Vice President and General
  VICE PRESIDENT, GENERAL       Counsel since December 2000. From July 1997 to November
  COUNSEL                       2000, Mr. DiDonato served as the Vice President and General
                                Counsel of Peritus Software Services, Inc., a publicly
                                traded, technology-backed, software services company. From
                                November 1993 to June 1997, Mr. DiDonato served as the Vice
                                President and General Counsel of Cayenne Software, Inc.
                                (formerly Bachman Information Systems, Inc.) a publicly
                                traded software and services company. Mr. DiDonato is
                                44 years old.

Judith A. Dumont..............  Ms. Dumont has served as our Vice President of Consulting
  VICE PRESIDENT, CONSULTING    Services since March 2001. From January 1998 to March 2001
  SERVICES                      she served as our Vice President of Product Management. From
                                1990 to December 1997 she has held various management and
                                other positions with the Company. Ms. Dumont is 36 years
                                old.

Carla S. Schneiderman.........  Ms. Schneiderman has been our Vice President of Worldwide
  VICE PRESIDENT, WORLDWIDE     Marketing since February 2001. From December 1999 to
  MARKETING                     February 2001, Ms. Schneiderman was Vice President of
                                Marketing and Business Development at Corsair
                                Communications, Inc. From January 1997 to December 1997,
                                Ms. Schneiderman was Vice President of Marketing and
                                Business Development at Unify Corporation, a software
                                company. From October 1992 to January 1997 and from January
                                1998 to December 1999, she was President of her own
                                marketing and management consulting firm, Monkeyshines.
                                Ms. Schneiderman is 53 years old.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE FOR 2000, 1999 AND 1998

    The following table summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to Pamela D.A. Reeve, our chief executive officer throughout 2000 and our four most highly compensated executive officers (other than Ms. Reeve) in the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                             ANNUAL            ------------
                                                          COMPENSATION          SECURITIES     ALL OTHER
                                                     -----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION(S)              YEAR     SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(2)
------------------------------            --------   ---------   -----------   ------------   ------------
Pamela D.A. Reeve.......................    2000     $360,000      $217,800        50,000        $10,307
  PRESIDENT AND CHIEF EXECUTIVE OFFICER     1999      282,500       220,800            --          8,455
                                            1998      235,000        96,500       300,000          6,256

Brian P. Connolly (3)...................    2000      250,000       180,530        20,000          6,027
  SENIOR VICE PRESIDENT, SALES AND          1999      209,231        85,400        20,000          5,038
  MARKETING                                 1998      132,289            --       100,000             --

Richard H. Antell.......................    2000      190,000       116,653        10,000          4,596
  VICE PRESIDENT, SOFTWARE DEVELOPMENT      1999      172,615       145,330            --          4,202
                                            1998      165,000        63,200            --          3,074

Carla Marcinowski (4)...................    2000      190,000       104,384        10,000          2,935
  VICE PRESIDENT, CONSULTING SERVICES       1999      165,846        77,000        20,000          2,325
                                            1998      139,486            --       100,000             --

Michael A. Perfit.......................    2000      180,000        94,406         5,000          3,151
  SENIOR VICE PRESIDENT OF TECHNOLOGY       1999      159,923       130,330            --          2,649
                                            1998      135,000        57,200            --          4,235

------------------------

(1) Represents the aggregate amount of bonus installments we paid in the applicable year with respect to bonuses earned in prior years.

(2) Represents matching contributions we made pursuant to our 401(k) Plan and payments of term life and long-term disability insurance premiums.

(3) Mr. Connolly joined Lightbridge in May 1998.

(4) Ms. Marcinowski joined Lightbridge in February 1998.

    OPTION GRANTS IN 2000

    The following table sets forth certain information regarding the options that we granted to the persons named in the Summary Compensation Table during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                  ------------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF    PERCENT OF TOTAL                             ANNUAL RATE OF STOCK
                                  SECURITIES       OPTIONS                                 PRICE APPRECIATION FOR
                                  UNDERLYING       GRANTED        EXERCISE                     OPTION TERM(3)
                                   OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                              GRANTED(#)    FISCAL YEAR(1)    ($/SH)(2)      DATE        5%($)       10%($)
----                              ----------   ----------------   ---------   ----------   ---------   -----------
Pamela D.A. Reeve..............    50,000(4)          4.97%        $26.50       1/10/10    $941,200    $2,455,380
Brian P. Connolly..............    20,000(4)          1.99          26.50       1/10/10     376,480       982,152
Richard H. Antell..............    10,000(4)          0.99          26.50       1/10/10     188,240       491,075
Carla Marcinowski..............    10,000(4)          0.99          26.50       1/10/10     188,240       491,076
Michael A. Perfit..............     5,000(4)          0.50          26.50       1/10/10      94,120       245,538

------------------------

(1) Percentages are calculated based on a total of 1,006,900 options granted in the year ended December 31, 2000.

(2) All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of our common stock on the date of grant, as reported by The Nasdaq Stock Market, National Market System.

(3) The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(4) The option is exercisable as to 10% of the shares subject thereto upon the date of grant. During the first year following the date of grant, an additional 3.75% of the shares vest at the end of each of each three-month period. Thereafter, an additional 6.25% of the shares vest at the end of each three month period until the option is fully vested.

    AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000

    The following table sets forth information as to options exercised during the year ended December 31, 2000, and unexercised options held at the end of such fiscal year, by the persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                          SHARES                      UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                         ACQUIRED      VALUE        OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END($)(2)
                            ON        REALIZED   ---------------------------------   ---------------------------------
NAME                    EXERCISE(#)    ($)(1)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                    -----------   --------   --------------   ----------------   --------------   ----------------
Pamela D.A. Reeve....      60,000     $474,600      520,625            89,375          $3,583,650         $ 50,250
Brian P. Connolly....          --           --       56,750            71,500             272,602          357,506
Richard H. Antell....      31,400      469,816      103,925            16,875             758,285           54,670
Carla Marcinowski....          --           --       72,500            59,375             382,703          247,406
Michael A. Perfit....          --           --        1,062             3,938                  --               --

------------------------

(1) The values in this column are based on the last reported sale prices of the common stock on the respective dates of exercise as reported by The Nasdaq Stock Market, National Market System, less the respective option exercise prices.

(2) The closing sale price for the common stock as reported by The Nasdaq Stock Market, National Market System on December 29, 2000, the last trading day of 2000, was $13.125. Value is calculated on the basis of the difference between the option exercise price and $13.125, multiplied by the number of shares of common stock underlying the option.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR 2000

    THE FOLLOWING IS A REPORT OF THE COMPENSATION COMMITTEE DESCRIBING THE COMPENSATION POLICIES AND RATIONALES THAT THE COMPENSATION COMMITTEE USED TO DETERMINE THE COMPENSATION PAID TO OUR EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2000. DURING 2000, THE MEMBERS OF THE COMPENSATION COMMITTEE WERE TORRENCE C. HARDER AND DEBORA J. WILSON. ON FEBRUARY 7, 2001, FOLLOWING COMPLETION OF OUR MERGER WITH CORSAIR, MS. WILSON CEASED TO SERVE ON THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE. RACHELLE B. CHONG WAS SUBSEQUENTLY ELECTED TO FILL THE VACANCY ON THE COMPENSATION COMMITTEE RESULTING FROM MS. WILSON'S RESIGNATION, BUT MS. CHONG DID NOT PARTICIPATE IN COMPENSATION DETERMINATIONS WITH RESPECT TO THE YEAR ENDED DECEMBER 31, 2000. THIS REPORT IS SUBMITTED BY THE CURRENT MEMBER OF THE COMPENSATION COMMITTEE WHO SERVED ON THE COMMITTEE DURING 2000.

    The Compensation Committee is responsible for establishing Lightbridge's executive compensation policies and practices, which includes making specific recommendations to the Board of Directors concerning compensation for executive officers.

    The Compensation Committee seeks to achieve three broad goals in connection with Lightbridge's executive compensation programs and decisions regarding individual compensation:

    - structuring executive compensation programs in a manner that will enable Lightbridge to attract and retain key executives;

    - rewarding executives for Lightbridge's achievement of net income goals, in order to create a performance-oriented environment; and

    - providing executives with an equity interest in Lightbridge so as to link a portion of their compensation with the performance of the common stock.

    Lightbridge's executive compensation program generally consists of three elements: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in Lightbridge's stock option plans. The executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or on the benefits that may be payable under these plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those companies in the same industry and companies located in the same geographic area as Lightbridge. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and base salary relative to other executives at Lightbridge. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, Lightbridge's financial performance and each individual's performance.

    Lightbridge's approach to the Chief Executive Officer's compensation package in fiscal 2000 was to be competitive with other high growth companies in the software industry and to tie a large percentage of the Chief Executive Officer's total compensation package to Lightbridge's performance. Ms. Reeve is a party to a multi-year employment agreement with Lightbridge that establishes her annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. Ms. Reeve's base salary was designed to give her assurance of a base level of compensation, commensurate with her position and duration of employment with Lightbridge. Ms. Reeve received a base salary of $360,000 in 2000.

    Executive bonuses generally are considered and granted on an annual basis, with each bonus being paid in three equal annual installments. Payment of each bonus installment is subject to the continued employment of the bonus recipient. Lightbridge adopts a target bonus plan for officers and other key employees at or shortly after the beginning of each year, with targets typically based on net income for the year. After Lightbridge's financial results for the year are available, the Compensation Committee evaluates the performance of the officers and other key employees and determines the extent to which bonuses are to be paid from the target bonus plan. In general, Lightbridge must achieve at least 80% of its target net income in order for bonuses to be paid. In accordance with these procedures, in early 2000 Lightbridge adopted its 2000 target bonus plan and in early 2001 the Compensation Committee determined the extent to which bonuses would be paid out of the 2000 target bonus plan, as compensation for the performance of the officers and other key employees. In early 2001, Ms. Reeve was paid a bonus of $217,920 under the 2000 bonus plan.

    Generally, Lightbridge's policy with respect to option grants to executive officers is to create a performance incentive for such officers by providing them the ability to acquire or increase a proprietary interest in Lightbridge and its success. In determining the size of each stock option grant, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive. In January 2000, the Compensation Committee granted options to each of Lightbridge's executive officers, in amounts ranging from 5,000 to 50,000 shares, in recognition of the strong financial performance demonstrated by Lightbridge's 35.5% increase in revenue from the prior year and to create a continuing incentive for the executive officers to act on behalf of Lightbridge. During 2000, the Compensation Committee also approved option grants to the executive officers who joined Lightbridge in 2000, Harlan B. Plumley and Eugene J. DiDonato. During 2001, the Compensation Committee intends to consider increasing the proportion of overall compensation of certain executive officers consisting of stock options and other equity-based incentives.

    Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In this regard, Lightbridge has limited the number of shares subject to stock options that may be granted to Lightbridge employees in a manner that complies with the performance-based requirements of Section 162(m), but has not sought stockholder approval of the 1998 Non-Statutory Stock Option Plan in order to qualify options granted thereunder as qualifying performance-based compensation. Based on the compensation awarded to Lightbridge's executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Lightbridge in the near term. While the Compensation Committee does not currently intend to qualify its executive bonus awards as a performance-based plan, it will continue to monitor the impact of
Section 162(m) on Lightbridge.

                                          Torrence C. Harder

RELATED PARTY TRANSACTIONS

    In August 1996 we executed an employment agreement with Pamela D.A. Reeve. We agreed to employ Ms. Reeve as our Chief Executive Officer at an initial base salary of $165,000 per year, which base salary may be increased but not decreased. The employment agreement is terminable at will by either party, but if we terminate Ms. Reeve's employment for any reason, other than death or disability, within one year after a change of control of Lightbridge or if we terminate her employment at any time without cause, we will be required to continue to pay her salary for a period of twelve months after termination.

    We entered into an employment agreement with Harlan B. Plumley in May 2000. We agreed to employ Mr. Plumley as our Vice President, Finance & Administration, Chief Financial Officer and Treasurer at an initial base salary of $180,000 per year, which base salary may be increased but not decreased. The employment agreement is terminable at will by either party, but if we terminate
Mr. Plumley's employment for any reason, other than death or disability, within one year after a change of control of Lightbridge or if we terminate his employment at any time without cause, we will be required to continue to pay his salary for a period of twelve months if the termination occurs during Mr. Plumley's first year of employment and for a period of six months if the termination occurs thereafter.

    In December 2000, Lightbridge paid a total of $50,000 in consulting fees to Wildwood Partners, a related party to Andrew G. Mills, for services rendered in connection with the Corsair merger.

            INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

STOCK OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-5% STOCKHOLDERS

    The following table sets forth certain information as of March 29, 2001 with respect to the beneficial ownership of our common stock by (i) each person that we know owns of record or beneficially more than 5% of the outstanding common stock, (ii) the persons named in the Summary Compensation Table, (iii) each director, including each nominee for re-election, and (iv) all current executive officers and directors as a group. As of March 29, 2001, there were 27,643,934 shares of common stock outstanding.

                                                              NUMBER OF
                                                               SHARES      RIGHT TO
NAMES AND ADDRESSES OF BENEFICIAL HOLDERS(1)                  OWNED(2)    ACQUIRE(3)   PERCENT
--------------------------------------------                  ---------   ----------   --------
Kopp Investment Advisors, Inc.
Kopp Holding Company
LeRoy C. Kopp(4)............................................  2,549,656          --       9.2%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435

Torrence C. Harder(5).......................................  1,174,054      28,000       4.3

Pamela D.A. Reeve(6)........................................    500,014     596,250       3.9

Michael A. Perfit(7)........................................    215,194       4,999         *

Thomas C. Meyer.............................................         --     172,015         *

Richard H. Antell...........................................     20,500     117,300         *

Brian P. Connolly...........................................      1,000      73,437         *

Carla Marcinowski...........................................         --      60,625         *

Rachelle B. Chong...........................................      3,618       2,390         *

Andrew G. Mills.............................................         --          --         *

All directors and executive officers as a group (12           1,923,678   1,139,375      10.6
persons)(8).................................................

------------------------

* Less than one percent.

(1) The address of our executive officers and directors is in care of us at 67 South Bedford Street, Burlington, Massachusetts 01803.

(2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Excludes shares that may be acquired through stock option or warrant exercises.

(3) Represents shares that can be acquired through stock option or warrant exercises through May 28, 2001.

(4) The "Number of Shares Owned" is based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on February 2, 2001. The amended report states that:

       - Kopp Investment Advisors, Inc. has sole voting power with respect to 908,000 shares, sole dispositive power with respect to 680,000 shares and shared dispositive power with respect to 1,659,656 shares;

       - Kopp Holding Company has beneficial ownership of 2,339,656 shares; and

       - LeRoy C. Kopp has sole voting and dispositive power with respect to 210,000 shares and beneficially owns 2,549,656 shares.

(5) Includes 673,676 shares owned by a trust of which Mr. Harder is the trustee and beneficiary, 280,000 shares owned by a trust for the benefit of Mr. Harder's children, 188,603 shares held by Entrepreneurial Ventures, Inc., 19,500 shares held by the Torrence C. Harder Cultural Foundation, 5,400 shares beneficially owned by Mr. Harder's wife and children and 1,554 shares held by Entrepreneurial, Inc. Mr. Harder is the President of both Entrepreneurial, Inc. and Entrepreneurial Ventures, Inc.

(6) Includes 28,600 shares held by trusts for the benefit of certain of Ms. Reeve's children.

(7) Includes 17,000 shares held by a trust for the benefit of Mr. Perfit.

(8) Includes the shares described in Notes 5, 6 and 7.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to report to the Securities and Exchange Commission their stock ownership at the time they become an executive officer, director or ten-percent stockholder and any subsequent changes in ownership. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent shareholders during the fiscal year ended
December 31, 2000 were filed on a timely basis, except that Mr. Plumley failed to file his initial statement of stock ownership when due.

PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of our common stock for the period from September 27, 1996 (the effective date of the registration of our common stock under the Securities Exchange Act of 1934) to December 31, 2000, to the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Services Index for the same period.

             COMPARISON OF FIFTY-ONE MONTH CUMULATIVE TOTAL RETURN
         AMONG LIGHTBRIDGE, INC., THE NASDAQ STOCK MARKET INDEX AND THE
                NASDAQ COMPUTER & DATA PROCESSING SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           NASDAQ       NASDAQ COMPUTER & DATA
        Stock Market  Processing Services Stocks  Lightbridge, Inc.
Sep-96           100                         100                100
Oct-96         98.49                       98.32             102.84
Nov-96        104.58                      105.37              95.38
Dec-96        104.49                      104.07              85.36
Jan-97        111.91                      113.51              91.02
Feb-97        105.72                      104.31             100.92
Mar-97         98.82                        96.6              74.63
Apr-97        101.91                       109.2              69.01
May-97        113.46                      121.21              82.47
Jun-97        116.93                      123.86              78.78
Jul-97        129.27                      136.73             113.13
Aug-97        129.08                      133.09             125.95
Sep-97        136.71                      135.46             153.81
Oct-97        129.63                      132.66             165.73
Nov-97        130.28                      136.01             144.77
Dec-97        128.19                      127.84             156.65
Jan-98        132.23                      137.47             178.34
Feb-98        144.65                       156.1             152.24
Mar-98        149.99                      168.88             154.05
Apr-98         136.3                      170.33                145
May-98        144.16                      158.49             120.36
Jun-98        154.33                      187.42              97.69
Jul-98         152.7                      181.42              76.61
Aug-98         108.2                      147.89              77.23
Sep-98        139.72                      176.67              51.25
Oct-98        145.43                      171.53              46.71
Nov-98        159.75                       198.1              49.69
Dec-98         180.2                      228.78              44.67
Jan-99        206.85                      276.38              92.65
Feb-99        188.31                      244.87              57.63
Mar-99        202.01                      274.56              49.97
Apr-99        207.69                      260.75              63.69
May-99         202.9                      254.24              85.82
Jun-99        221.02                      285.69              104.9
Jul-99         217.8                       270.3             141.54
Aug-99        226.43                      283.41             145.46
Sep-99        226.06                       295.1             159.29
Oct-99        242.49                      311.26             212.89
Nov-99        268.36                      355.35             174.59
Dec-99        326.25                      482.44             270.51
Jan-00        544.19                      400.05                265
Feb-00           656                      478.14              208.5
Mar-00        664.42                      492.81             212.31
Apr-00        554.38                      422.81             197.11
May-00        485.95                      372.48             202.56
Jun-00        576.54                      421.76             211.57
Jul-00        551.91                      404.45             244.91
Aug-00        622.29                      456.92             204.09
Sep-00        522.31                      400.11             136.45
Oct-00        488.69                       367.8             128.01
Nov-00        363.89                      280.87              102.5
Dec-00        318.52                       262.4              90.45

                           INFORMATION ABOUT AUDITORS

    Deloitte & Touche LLP has been selected by our Board of Directors as the independent public accountants to audit our financial statements for the year ending December 31, 2001. Deloitte & Touche also served as our auditors in 2000. We expect that representatives of Deloitte & Touche will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

    The total fees billed to us by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000, and for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for 2000, were $137,550.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Deloitte & Touche did not render professional services relating to financial information systems design and implementation during 2000.

ALL OTHER FEES

    The total fees billed by Deloitte & Touche for services rendered to Lightbridge during 2000, other than the services described above under "Audit Fees" were approximately $308,000. These services included preparation of tax returns, tax advice, audit of our 401(k) plan and other employees benefit plan services, as well as services related to our merger with Corsair.

                                 OTHER MATTERS

OTHER BUSINESS

    Neither we nor our Board of Directors intends to propose any matters of business at the meeting other than those described in this proxy statement. Neither we nor our Board knows of any matters to be proposed by others at the meeting.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    A stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in our 2002 proxy statement must submit the proposal by December 31, 2001. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

    In addition, in accordance with our By-Laws, a stockholder wishing to bring an item of business before the 2002 Annual Meeting of Stockholders must deliver notice of the item of business to us at our offices no later than March 23, 2002, even if the item is not to be included in our proxy statement.

                                                                      APPENDIX A

                               LIGHTBRIDGE, INC.
                            AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

    The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to shareholders and others, the internal control systems established by management and the Board, and the audit process. The Company's independent accountants shall be accountable to the Audit Committee and the Board of Directors, as representatives of the Company's stockholders, and the Audit Committee and the Board of Directors shall have the power and authority to select, evaluate and, where appropriate, replace the independent accountants.

    The Audit Committee of the Board of Directors shall consist of at least two members of the Board of Directors who are independent of management and not employees of, or paid consultants of or legal counsel to, the Company. The membership of the committee shall consist of directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. The members of the committee shall be appointed by, and serve at the discretion of, the Board of Directors.

RESPONSIBILITIES

    The Audit Committee's responsibilities shall include the following:

    - Assist the Board of Directors in the selection, evaluation and, where appropriate, replacement of the Company's independent accountants.

    - Take appropriate action to oversee the independence of the independent accountants, including a review of non-audit fees. The Audit Committee shall obtain from the independent accountants a formal written statement delineating all relationships between such accountants and the Company, consistent with Independence Standards Board Standard 1, and shall actively engage in a dialogue with such accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

    - Review with the independent accountants and/or management the following:

           a)  The annual audit scope and audit testing plan.

           b) The Company's annual financial statements and independent accountants' report and quarterly earnings release financial statements, prior to public distribution thereof.

           c) The independent accountants' comments on internal controls and significant findings and recommendations resulting from the audit and management's response.

           d) Matters related to the conduct of the audit, which are required to be communicated to the Audit Committee under generally accepted auditing standards.

           e) Accounting considerations arising from changes in GAAP or the Company's operations.

           f) The performance and qualifications of the Company's financial personnel.

           g) The adequacy of the Company's system of internal controls, policies and procedures.

           h) Any material disagreements that may arise between the Company's management and its independent accountants.

    - Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee may retain independent counsel, accountants, or others to assist in the conduct of its investigation.

    - Perform such other duties as the Board of Directors may delegate to it, or as the Audit Committee may deem necessary or advisable in order to perform its role.

                                LIGHTBRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  SPECIAL MEETING IN LIEU OF 2001 ANNUAL MEETING OF STOCKHOLDERS - MAY 29, 2001

         The undersigned stockholder of Lightbridge, Inc. (the "Company") hereby appoints Pamela D.A. Reeve, Harlan Plumley and Eugene J. DiDonato and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting in Lieu of 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 29, 2001, and at any and all adjournments thereof (the "Meeting"), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matters set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting in Lieu of 2001 Annual Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD AS SOON AS POSSIBLE!

         SPECIAL MEETING IN LIEU OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                                LIGHTBRIDGE, INC.
                                  MAY 29, 2001


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



             PLEASE MARK YOUR
      A  /X/ VOTES AS IN THIS
             EXAMPLE.

           FOR BOTH NOMINEES            WITHHOLD
           (EXCEPT AS INDICATED TO     AUTHORITY
           THE CONTRARY AT RIGHT)  TO VOTE FOR BOTH
                                        NOMINEES
PROPOSAL 1.                                        NOMINEES: RACHELLE B. CHONG
ELECTION OF        / /                    / /                ANDREW G. MILLS
DIRECTORS:


(INSTRUCTION:  TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THAT NOMINEE'S
NAME IN THE LIST AT RIGHT.)





                                          FOR     AGAINST     ABSTAIN
   PROPOSAL 2. INCREASE IN NUMBER OF
     SHARES ISSUABLE UNDER THE 1996       / /        / /        / /
     EMPLOYEE STOCK PURCHASE PLAN.


 IF THIS PROXY IS PROPERTY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON THE MATTERS IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED ON THIS PROXY AND FOR PROPOSAL 2.


 PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE
 ENCLOSED ENVELOPE.




SIGNATURE  ________________________________     DATE  ________, 2001

SIGNATURE  ________________________________     DATE  ________, 2001


NOTE: PLEASE DATE, SIGN EXACTLY AS NAME APPEARS HEREON AND RETURN PROMPTLY. IF THE SHARES ARE REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, TRUSTEES, GUARDIANS, CUSTODIANS, ADMINISTRATORS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.